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                                                                  Exhibit 2.3

                                 JOINDER AGREEMENT

     THIS JOINDER AGREEMENT (the "Joinder Agreement") is entered into as of July 13, 1998 by the stockholder or stockholders ("Stockholders") of the common stock, par value $.01 per share, of T.A. KYSER CO., a Nevada corporation ("Kyser"), who execute this Joinder Agreement for the purpose of joining as Signing Stockholders that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated June 12, 1998 by and among METRON TECHNOLOGY B.V., a Netherlands corporation ("Purchaser"), METRON ACQUISITION SUB, INC., a Nevada corporation and a wholly owned subsidiary of Purchaser ("Merger Sub"), and Kyser. Certain capitalized terms used in this Joinder Agreement are defined in the Merger Agreement.

                                      RECITALS

     A. Purchaser, Merger Sub and Kyser have entered into the Merger Agreement to effect a merger of Merger Sub with and into Kyser in accordance with the Merger Agreement (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, Kyser will become a wholly-owned subsidiary of Purchaser, and the Stockholders of Kyser will be issued capital stock of Purchaser (the "Purchaser Capital Stock").

     B. The Stockholders signing below (the "Signing Stockholders") intend to join into the Merger Agreement on the terms and conditions specified in this Joinder Agreement and the Merger Agreement.

                                     AGREEMENT

     Signing Stockholders, intending to be legally bound, agree as follows:

SECTION 1. JOINDER TO MERGER AGREEMENT

     1.1 JOINDER TO MERGER AGREEMENT. Upon the terms and subject to the conditions set forth in this Joinder Agreement, as of the date set forth below opposite each Signing Stockholder's signature, such Signing Stockholder agrees to join into and be bound by the terms of the Merger Agreement, joining such Merger Agreement as a "Signing Stockholder" as defined in the Merger Agreement.

SECTION 2. NOTICES

     2.1 Any notices to the Signing Stockholders under this Joinder Agreement or pursuant to Section 13.6 of the Merger Agreement shall be sent to the address set forth below opposite such Signing Stockholder's name (or to such other address or telecopier number as such party shall have specified in a written notice given to the other parties hereto and the other parties to the Merger Agreement).

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SECTION 3. SIGNING STOCKHOLDER DISCLOSURE SCHEDULE

     3.1 SIGNING STOCKHOLDER DISCLOSURE SCHEDULE. Attached as Exhibits A-1, A-2, A-3, A-4, A-5 and A-6 are a Signing Stockholder Disclosure Schedule for each of the Stockholders. If any such Stockholder executes this Joinder Agreement, and becomes a Signing Stockholder, each such disclosure schedule modifies the representations and warranties of such Signing Stockholder contained in the Merger Agreement.

SECTION 4. SPOUSAL CONSENT

     4.1 SPOUSAL CONSENT. The spouse of each Signing Stockholder, if any, executes this Joinder Agreement for the purpose of the following (collectively, the "Spousal Consent"):

     (a) consenting to and approving the execution, delivery and performance by the undersigned's spouse of the Transactional Agreements to be executed and delivered by the undersigned's spouse, including (i) the Merger Agreement, (ii) the Release, (iii) the Noncompetition Agreement, (iv) the Signing Stockholders' Closing Certificate, (v) the Accession Agreement and (vi) the Employment Agreement, if any, to be executed and delivered by the undersigned's spouse at the Closing;

     (b) consenting to and approving (i) the Merger pursuant to the Agreement as a result of which the Shares held by the undersigned's spouse will be converted into shares of Purchaser Capital Stock and (ii) the consummation of the Transactions;

     (c) agreeing that, upon consummation of the Merger, the undersigned's entire interest (including, without limitation, the undersigned's entire community property interest), if any, in the Shares shall be converted into the right to receive shares of Purchaser Capital Stock (without the necessity of any further signature or action on the part of, or any notice to, the undersigned);

     (d) representing and warranting that, at the Closing, the undersigned will not have assigned or transferred to any Person, any interest in, or any right or claim against or with respect to, any of the Shares;

     (e) agreeing that the undersigned will not assign or transfer (and will not purport, commit, offer, agree or attempt to assign or transfer), to any Person, any interest in, or any right to claim against or with respect to, any of the Shares, other than as contemplated under the Merger Agreement; provided, however, that this clause (e) shall be void and of no effect upon any termination of the Merger Agreement;

     (f) agreeing to execute and deliver any document, and to take any other action, that Purchaser may reasonably request for the purpose of facilitating, consummating at Closing or evidencing any of the Transactions to which the undersigned's spouse is a party;

     (g) representing and warranting that the undersigned has had the opportunity to obtain legal advice from counsel of the undersigned's own choosing, as to the undersigned's legal rights and as to the legal effect of the Spousal Consent; and

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     (h)  agreeing that the representations, warranties, covenants, obligations and other provisions set forth in this Spousal Consent shall survive the Closing, notwithstanding any investigation conducted with respect thereto or any Knowledge of Purchaser or Merger Sub, but shall automatically terminate and be void and of no effect in the event of any termination of the Merger Agreement.

     The parties hereto have caused this Joinder Agreement to be executed and delivered and to be effective, with respect to any Signing Stockholder, as of the date set forth below opposite such Signing Stockholder's signature.

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

Address:                 Date of Execution:

                         7/7/98                   \s\ Gregory M. Claeys
                                                  ----------------------------
                                                  Gregory M. Claeys

                                                  \s\ Marilyn Jan Claeys
                                                  ----------------------------
                                                  Spouse of Gregory M. Claeys
                                                  (For the purposes specified in
                                                  Section 4)

Address:                 Date of Execution:


                         July 7, 1998             \s\ Rebekah A. Claeys
                                                  ----------------------------
                                                  Rebekah A. Claeys

                                                  none
                                                  ----------------------------
                                                  Spouse of Rebekah A. Claeys
                                                  (For the purposes specified in
                                                  Section 4)

Address:                 Date of Execution:


                         6-12-98                  \s\ C. Garry Hendricks
                         Spouse 7-9-98            ----------------------------
                                                  C. Garry Hendricks

                                                  \s\ Judith K. Hendricks
                                                  ----------------------------
                                                  Spouse of C. Garry Hendricks
                                                  (For the purposes specified in
                                                  Section 4)

Address:                 Date of Execution:

                         6-12-98                  \s\ Boyd E. Hurst, Jr.
                         Spouse 7-9-98            ----------------------------
                                                  Boyd E. Hurst, Jr.


                                                  \s\ Cynthia Hurst
                                                  ----------------------------
                                                  Spouse of Boyd E. Hurst, Jr.
                                                  (For the purposes specified in
                                                  Section 4)

Address:                 Date of Execution:

--------------------

--------------------     ------------------

--------------------                              ----------------------------
                                                  Sam F. Soules

                                                  ----------------------------
                                                  Spouse of Sam F. Soules.
                                                  (For the purposes specified in
                                                  Section 4)

Address:                 Date of Execution:


                         7/10/98                  \s\ Colin M. Henderson
                                                  ----------------------------
                                                  Colin M. Henderson, as Trustee
                                                  of the T.A. Kyser Company
cc: Mr. John Kober                                Employee Stock Ownership
    Boswell & Kober                               Trust (As Amended and
                                                  Restated, Effective March 17,
                                                  1997)

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